Max Maxfield, WY Secretary of State
FILED: 06/02/2014 11:24 AM
ID: 2014-000665988

ARTICLES OF CONTINUANCE
OF
HELIUS MEDICAL TECHNOLOGIES, INC.

Pursuant to Wyo. Stat. Section 17-16-1810 of the Wyoming Business Corporation Act (the "Act"), the undersigned hereby submits the following Articles of Continuance for Helius Medical Technologies, Inc., a British Columbia, Canada corporation (the "Company"):

1.     Existing Corporate Name. The name of the Company is Helius Medical Technologies, Inc.

2.     Jurisdiction of Incorporation. The Company was incorporated under the laws of the Province of British Columbia, Canada.

3.     Incorporation Date. The date of the Company's incorporation was March 13, 2014.

4.     The period of the Company's duration is perpetual.

5.     Mailing Address. The mailing address of the Company is:

1500-1055 West Georgia Street
Vancouver, British Columbia V6E 4N7

6.     Principal Office. The address of the Company's principal office is:

1500-1055 West Georgia Street
Vancouver, British Columbia V6E 4N7

7.     Name and Physical Address of Company's Wyoming Registered Agent. The physical address of the Company's proposed registered office in Wyoming and the name of its registered agent at that address is:

C T Corporation System
1712 Pioneer Ave., Ste. 120
Cheyenne, Wyoming 82001

8.     Purpose: The purpose which the Company proposes to pursue is to engage in any lawful business permitted under the laws of the State of Wyoming.

"Received
May 28, 2014
Secretary of State
Wyoming"

9.     Directors & Officers: The names and respective addresses of the Company's officers and directors are:

Position	name	address
Director and President, Chief Executive Officer	Marco Babini	16312 27A Avenue Surrey, BC V3S 6R8 Canada

10.     Authorized Shares: The aggregate number of shares which the Company has authority to issue, itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

Number of Shares	Class	Par Value/Share
Unlimited	Class A Common	No par value
Unlimited	Class B Common	No par value
Unlimited	Class A Preferred	No par value

See Exhibit A attached hereto regarding the rights and preferences associated with each class of shares of the Company.

11.     Issued Shares: The aggregate number of the Company's issued shares itemized by classes, par value of shares, shares without par value and series, if any, within a class is:
Number of Shares	Class	Par Value/Share
10,000,010	Class A Common	No par value

12.     Quorum for Shareholder Vote. Shares entitled to vote as a separate voting group may take action on a matter at a shareholder meeting only if a quorum of those shares are present in person or by proxy with respect to the matter. At least two (2) shareholders, present in person or by proxy, representing at least five percent (5%) of the total outstanding shares of the Company entitled to vote as a separate voting group, shall constitute a quorum at any meeting of shareholders, except as otherwise set forth in these Articles or as required by the Act.

13.     Written Consent. Any action required or permitted by the Act to be taken at a shareholders' meeting may be taken without a meeting, and without prior notice, if consents in writing setting forth the action so taken are signed by the holders of the outstanding shares having not less than the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consent shall bear the date of signature of the shareholder(s) who signs the consent and be delivered to the Company for inclusion in the minutes or filing with the corporate records.

14.     Personal Liability; Indemnification; Advancement of Expenses: To the fullest extent permitted by law, a director of the Company shall not be personally liable to the Company or to its shareholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of or repeal of this paragraph 14 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

The Company shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Company shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the board of directors of the Company. Any amendment, repeal or modification of this paragraph 14 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

15.     Constitution: The Company accepts the Constitution of the State of Wyoming in compliance with the requirements of Article 10, Section 5 of the Wyoming Constitution.

16.     Certified Copy of Company's Corporate Charter Documents Attached. A certified copy of the Company's original corporate charter and all amendments thereto filed with the British Columbia Registrar of Companies are attached hereto.

[Signature page to follow]

Dated May 26, 2014.

HELIUS MEDICAL TECHNOLOGIES, INC.
By: /s/ Marco Babini____
Name: Marco Babini
Title: President and CEO

Contact Person: Marco Babini
Daytime Phone Number: (778) 881-3232
Email: marco.babini@gmail.com

PROVINCE OF BRITISH COLUMBIA

Subscribed and sworn to before me this 26 day of May, 2014 by Marco Babini, President and Chief Executive Officer of Helius Medical Technologies, Inc.

/s/ Mark Neighbor
Notary Public

(SEAL)

My Commission Expires: On death or dishonour

"Mark Neighbor Barrister and Solicitor McMillan LLP 1500 - 1055 West Georgia Street P.O. Box 11117 Vancouver, BC V6E 4N7 t 604.689.9111 f 604.685.7084"

EXHIBIT A
TO
ARTICLES OF CONTINUANCE
OF
HELIUS MEDICAL TECHNOLOGIES, INC.

Share Rights and Preferences

1.     CLASSES A & B COMMON SHARES- SPECIAL RIGHTS AND RESTRICTIONS

a.     Each holder of a Class A Common Share shall be entitled to receive notice of and attend any general meeting of the Company and shall have the right to vote at any such meeting on the basis of one vote for each such share held.

b.     Each holder of a Class B Common Share shall be entitled to receive notice of and attend any meetings of shareholders of the Company but shall not be entitled to vote at any such meeting except as required by the Act.

c.     Subject to the rights of the holders of any class of Preferred Shares, the holders of the Class A Common Shares and Class B Common Shares shall, in the absolute discretion of the board of directors, be entitled to receive dividends as and when declared by the directors out of monies of the Company properly applicable to the payment of dividends.

d.     The board of directors may, in their absolute discretion, pay dividends on the Class A Common Shares to the exclusion of the Class B Common Shares and vice versa.

e.     Subject to the rights of the holders of any class of Preferred Shares, in the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs or upon a reduction of capital the holders of the Class A Common Shares and Class B Common Shares shall, after payment has been made to the holders of any class of Preferred Shares and after share equally, share for share, in the remaining assets and property of the Company.

2.     CLASS A PREFERRED SHARES- SPECIAL RIGHTS AND RESTRICTIONS

a.     Each holder of a Class A Preferred Share shall be entitled to receive notice of and attend any meetings of shareholders of the Company but shall not be entitled to vote at any such meeting except as required by the Act.

b.     Subject to the provisions of the Act, the Company may at any time or times at the discretion of the board of directors redeem all or any of the Class A Preferred Shares by paying to the registered holder the redemption amount (the "Redemption Amount") thereof together with all declared but unpaid dividends thereon.

c.     Upon the issue of any Class A Preferred Shares, the board of directors shall determine the fair market value (the "FMV") of the consideration received by the Company in respect of that share, including, without restricting the generality of the foregoing, any consideration credited by the Company to any contributed surplus account (the "Consideration").

d.     In determining the FMV of the Consideration, the board of directors shall act in good faith and may act on whatever advice or evidence they deem necessary or advisable. The directors shall evidence their determination by a resolution in writing (the "Agreed Value").

e.     The Redemption Amount of each Class A Preferred Share shall equal the Agreed Value of the Consideration received in respect of the issuance of that share.

f.     If the Internal Revenue Service or any similar authority shall assess or reassess the Company or its shareholders for income tax purposes or propose such an assessment or reassessment on the basis of a determination or assumption that the FMV of the Consideration received in respect of the issuance of any Class A Preferred Shares does not equal the Agreed Value, the following adjustments shall be made:

i.     for the purposes of the adjustments hereunder the FMV of the Consideration received shall be deemed to be:

(a)     subject to clause (i)(c), the FMV of the Consideration as determined by the authority making or proposing such an assessment or reassessment, provided that the board of directors agree that that determination is accurate; or

(b)     subject to clause (i)(c), where the board of directors do not agree that the authority's determination is accurate, the FMV of the Consideration as determined by a qualified person whom the board of directors shall appoint to make that determination forthwith following the making or proposing of such an assessment or reassessment; or

(c)     where any such assessment or reassessment is the subject of an appeal to a court of competent jurisdiction, the FMV of the Consideration as determined by that court.

ii.     If the FMV determined pursuant to paragraph (i) is less than the Agreed Value, the following adjustments shall be made forthwith following such determination to account for that deficiency:

(a)     If at the date of adjustment the Class A Preferred Share is issued and outstanding and still held by the original holder thereof, its Redemption Amount shall be reduced by an amount equal to the lesser of the deficiency and the amount by which the Redemption Amount of the share exceeds its par value and the Redemption Amount so adjusted shall be deemed retroactively to the date of issue of the share to have been its Redemption Amount; and

(b)     If the reduction made pursuant to clause (ii)(a) is less than the total deficiency, the Redemption Amount of such other Preferred Shares of that class held by that original holder at the date of adjustment as may be selected by him shall be reduced by an amount equal to such portion of the deficiency as that original holder may determine and the Redemption Amount of such share so adjusted shall be deemed retroactively to the date of issue of that share to have been its Redemption Amount; and

(c)     If the aggregate reduction made pursuant to clauses (ii)(a) and (ii)(b) is less than the total deficiency, the original holder shall make a contribution of capital to the Company equal to the balance of the deficiency.

iii.     If the FMV determined pursuant to paragraph (i) is greater than the Agreed Value, the following adjustments shall be made forthwith following such determination to account for that excess:

(a)     If at the date of adjustment the share remains issued and outstanding and held by the original holder thereof, the Redemption Amount of that share shall be increased by the amount of the excess and the Redemption Amount so adjusted shall be deemed retroactively to the date of issue of the share to have been its Redemption Amount; and

(b)     In any other case, the Redemption Amount of any other Preferred Shares of that class held by that original holder at the date of adjustment shall be increased by an amount equal to the excess divided by the number of Class A Preferred Shares held by the original holder at the date of adjustment and the Redemption Amount of each such share shall be deemed retroactively to the date of its issue to have been its Redemption Amount; and

(c)     If no Preferred Shares of that class are held by the original holder at the date of adjustment the directors shall issue to him Preferred Shares of that class having an aggregate Redemption Amount equal to the amount of the excess.

g.     Subject to the provisions of the Act:

i.     Each holder of Class A Preferred Share may at any time demand that the Company redeem all or any part of the Class A Preferred Shares held by him by payment to him of the Redemption Amount thereof and all declared but unpaid dividends thereon.

ii.     Such demand for redemption shall be made in writing, signed by the holder demanding redemption and shall be delivered or mailed to the registered office of the Company and shall be deemed to have been received on the day of delivery if delivered and on the business day following the day of mailing if mailed.

iii.     Forthwith upon receipt of a demand for redemption the Company shall deliver or mail a copy thereof to all other holders, if any, of the Class A Preferred Shares and such copy shall be deemed to have been received on the day of delivery if delivered and on the business day following the day of mailing if mailed. The rationale for this mailing shall be to allow other holders of Class A Preferred Shares to submit demands for redemption.

iv.     If there is only one holder of the Class A Preferred Shares the Company shall redeem the Class A Preferred Shares forthwith upon receipt thereof. If there is more than one such holder, then on the 21st day following the last date of delivery or mailing of the copies referred to in the preceding paragraph, the Company shall redeem all the Class A Preferred Shares in respect of which it has then received demands for redemption provided that if the assets of the Company are not sufficient to redeem all of those shares the redemption shall be made pro rata in proportion to the number of the number of Preferred Shares specified in the demands received on or before that 21st day.

h.     Subject to the provisions of the Act, the Company may at any time or times at the discretion of the directors redeem all or any of the Class A Preferred Shares by paying to the registered holder the Redemption Amount thereof together with all declared but unpaid dividends thereon.

i.     The holders of the Class A Preferred Shares shall be entitled to receive arid the Company shall pay thereon if and when declared by the board of directors out of monies of the Company properly applicable to the payment of dividends fixed non-cumulative preferential dividends at the rate of 6% per annum on the par value thereof. Except that, if the Company is not a "small business corporation" (as defined at subsection 248(1) of the Income Tax Act (Canada)) at any time during the year, such that section 74.4 of the Income Tax Act (Canada) applies to any holder of the Class A Preferred shares, then, at the discretion of the directors, dividends may be paid on the Class A Preferred shares out of all profits or surplus available for distribution, but such dividends shall not exceed the total of:

ii.     20129 of the Redemption Amount in the case of dividends paid as "eligible dividend(s)" (as defined at subsection 89(1) of the income Tax Act (Canada)) ("Eligible Dividends"); or

ii.     4/5 of the Redemption Amount in the case of dividends not paid as Eligible Dividends, multiplied by the prescribed rate at Regulation 4301(c) of the Income Tax Act (Canada). The holders of the Class A Preferred Shares shall not be entitled to any dividends other than the preferential dividends provided for herein.

j.     In the event of the liquidation, dissolution, winding-up, or return of capital of the Company, holders of Class A Preferred Shares shall be entitled to receive the Redemption Amount thereof and all dividends declared thereon and unpaid before any amount shall be paid or any property or asset of the Company distributed to the holders of any Common Shares. After payment to the holders of the Class A Preferred Shares of the amounts so payable to them as above provided, they shall not be entitled to share in any further distribution of the property or assets of the Company.

k.     The holders of the Class A Preferred Shares shall be entitled to receive notice of and to attend any meetings of shareholders of the Company but shall not be entitled to vote at any such meetings except as required by the Act.